EXHIBIT A

The undersigned Daniel Wiesel, hereby certifies that:

1. He is the Chairman of the Board of Directors and the Chief Executive Officer of The PAWS Pet Company, Inc., an Illinois corporation (the “Corporation”).

2. The Corporation is authorized to issue 10,000,000 shares of preferred stock, none of which are issued or outstanding.

3. That on December 27, 2013 the following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Amended and Restated Articles of Incorporation, as amended to date, of the Corporation provide for a class of its authorized stock known as preferred stock, comprised of 10,000,000 shares, no par value per share (the “Preferred Stock”), issuable from time to time in one or more series;

WHEREAS, the Board of Directors of the Corporation is authorized to fix the dividend rights, dividend rates, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and designation thereof, of any of them;

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors of the Corporation does hereby authorize this Certificate of Designation of SERIES D CONVERTIBLE PREFERRED STOCK to provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

TERMS OF PREFERRED STOCK

ARTICLE I. Designation, Amount and Par Value.

Section 1.01 The series of Preferred Stock shall be designated as the Corporation’s SERIES D CONVERTIBLE PREFERRED STOCK (the “Series D Stock”) and the number of shares so designated shall be five hundred thousand (500,000), which shall not be subject to increase without the affirmative vote or written consent of the holders (each a “Holder” and collectively, the “Holders”) of at least sixty-seven percent (67%) of the Series D Stock issued and outstanding at the time of any such vote or written consent. Each share of Series D Stock shall have no par value per share.

ARTICLE II. Ranking.

Section 2.01 The Series D Stock shall be, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank:

(a)	Senior to the Corporation’s Common A Stock, no par value per share (“Common Stock”); and

(b)	Equal to the Corporation’s Series B Convertible Preferred Stock, no par value per share (“Common Stock”); and

(c)	Senior to any and all other classes or series of Preferred Stock of the Corporation, whether authorized now, or at any time in the future, unless any such subordination to any other class or series of Preferred Stock, is expressly agreed to, pursuant to an affirmative vote or written consent of Holders of at least sixty-seven percent (67%) of the Series D Stock issued and outstanding at the time of any such vote or written consent.

ARTICLE III. Liquidation Rights.

Section 3.01 With respect to rights on Liquidation (as defined in Section 3.02 of this Article III), the Series D Stock shall rank senior and prior to the any and all classes of the Corporation’s common stock and to any and all other classes or series of preferred stock of the Corporation, except as otherwise approved by the affirmative vote or written consent of the Holders of at least a sixty-seven percent (67%) of the Series D Stock issued and outstanding at the time of any such vote or written consent. Furthermore, the Corporation may not designate any other class of common stock or preferred stock without first obtaining the affirmative vote or consent of the Holders of at least sixty-seven percent (67%) of the Series D Stock issued and outstanding at the time of any such vote or written consent.

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Section 3.02 In the event of any liquidation, dissolution or winding-up of the affairs of the Corporation (collectively, a “Liquidation”), the sole participation to which the Holders of shares of Series D Stock then issued and outstanding (the “Series D Stockholders”) shall be entitled, out of the assets of the Corporation legally available for distribution to its stockholders, whether from capital, surplus or earnings, to receive, before any payment shall be made to the holders of the Common Stock or any other class or series of preferred stock ranking on Liquidation junior to such Series D Stock, an amount per share equal to the Face Value (as hereinafter defined). If upon any such Liquidation, the remaining assets of the Corporation available for distribution to its shareholders shall be insufficient to pay the Holders of shares of Series D Stock the full amount to which they shall be entitled, the Holders of shares of Series D Stock, and of any class or series of stock ranking upon liquidation on a parity with the Series D Stock, shall share pari passu in any distribution of the remaining assets and funds of the Corporation in proportion to the respective liquidation amounts that would otherwise be payable to the Holders of preferred stock with respect to the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

ARTICLE IV. Restrictive Legend.

Section 4.01 Any Series D Stock certificate issued in reference to this designation shall bear on its face the following restrictive legend:

THE SHARES REPRESENTED BY THE CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED UNLESS, IN THE OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THE TRANSFER QUALIFIES FOR AN EXEMPTION FROM OR EXEMPTION TO THE REGISTRATION PROVISIONS THEREOF.

Section 4.02 For purposes of this CERTIFICATE OF DESIGNATION OF SERIES D CONVERTIBLE PREFERRED STOCK, the term “Valid Exemption From or To Registration” shall mean, an exemption from or to registration, under the Securities Act of 1933 and applicable state securities laws and then, only after receipt, by the Corporation, its Transfer Agent and the Holder, of an opinion of counsel which clearly states that such an exemption is available to the Holder.

ARTICLE V. Conversion and Face Value.

Section 5.01 Any Holder of Series D Stock shall have the right to convert any or all of the Holder’s Series D Stock into a number of fully paid and non-assessable shares of Common Stock for each share of Series D Stock so converted, as set forth in this Article V.

(a)	Any Series D Stockholder may exercise the right to convert such shares into Common Stock pursuant to this Article V by delivering to the Corporation during regular business hours, at the office of the Corporation or any transfer agent of the Corporation or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted (the “Series D Preferred Certificate”), duly endorsed or assigned in blank to the Corporation (if required by it).

(b)	Each Series D Preferred Certificate shall be accompanied by written notice (the “Conversion Demand”) stating that such Holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock (the “Common Certificate”) are to be issued. Such conversion shall be deemed be effected on the date when such delivery is made, and such date is referred to herein as the “Conversion Date.”

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(c)	As promptly as practicable thereafter, the Corporation shall issue and deliver to or upon the written order of such Holder, at the place designated by such Holder, a certificate or certificates for the number of shares of Common Stock calculated pursuant to this Article V, to which such Holder is entitled.

(d)	The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a Holder of record of Common Stock on the applicable Conversion Date, unless the transfer books of the Corporation are closed on such Conversion Date, in which event the Holder shall be deemed to have become the stockholder of record on the next succeeding date on which the transfer books are open, provided that the Conversion Ratio (as hereinafter defined) shall be the Conversion Ratio in effect on the Conversion Date.

(e)	Upon conversion of only a portion of the number of shares covered by a Series D Preferred Certificate, the Corporation shall issue and deliver to, or upon the written order of, the Holder of such Series D Preferred Certificate, at the expense of the Corporation, a new certificate covering the number of shares of the Series D Stock representing the unconverted portion of the Series D Preferred Certificate, which new certificate shall entitle the Holder thereof to all the rights, powers and privileges of a Holder of such shares.

(f)	The number of shares to be issued in conversion of each share of Series D Stock upon receipt of a Conversion Demand shall be one thousand (1,000) Common shares for each Series D Stock share converted (the “Conversion Ratio”). The number of shares to be issued upon conversion may not be increased at any time without the consent of at least sixty-seven percent (67%) of all of the other series of preferred stock issued and outstanding at the time of any such vote or written consent.

Section 5.02 The Corporation shall pay all documentary, stamp or other transactional taxes (excluding income taxes) attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series D Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the Series D Stock in respect of which such shares of Common Stock are being issued.

Section 5.03 The Corporation shall reserve out of its authorized, but unissued, shares of Common Stock, solely for the purpose of effecting the conversion of the Series D Stock, sufficient shares of Common Stock to provide for the conversion of all outstanding shares of Series D Stock.

Section 5.04 All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and non-assessable, not subject to any preemptive or similar rights and free from all taxes, liens or charges with respect thereto created or imposed by the Corporation.

Section 5.05 In no event, shall a Holder of any Series D Stock be allowed to convert such shares of Series D Stock into Common Stock which, upon giving effect to such conversion, would cause the aggregate number of shares of Common Stock beneficially owned by the Holder, and/or its affiliates, to exceed four and nine tenths percent (4.9%) of the currently issued and outstanding shares of the Corporation. In reference to the written notice of election to convert required by Article V Section 5.01 (b) above, the Holder shall affirm in that notice, under penalty of perjury, the exact number of shares held by the Holder on the date of the notice and the Corporation shall have the right to reduce any demand for conversion by a number such that the total number of shares of Common Stock held by the Holder after conversion will not exceed four and nine tenths percent (4.9%) of the currently issued and outstanding shares of Common Stock of the Corporation.

EXHIBIT A

Section 5.06 Notwithstanding the limitations on conversion contained within Section 5.05 above, the limitations on conversion contained therein may be waived, in the sole discretion of the Holder upon, and at the election of the Holder, not less than sixty-one (61) days’ prior notice to the Corporation, and the provisions of the conversion limitation shall continue to apply until such sixty-first (61st) day (or such later date, as determined by the Holder, as may be specified in such notice of waiver).

Section 5.07 Effect of Subdivisions, Combinations and Dividends.

(a)	In the event that the Corporation shall at any time subdivide the outstanding shares of Common Stock, or shall issue a stock dividend on the outstanding Common Stock, the Conversion Ratio in effect immediately prior to such subdivision or the issuance of such dividend shall be proportionately increased and shall continue to be proportionately increased through any subsequent subdivision, subdivisions, issuance or issuances.

(b)	In the event that the Corporation shall at any time combine the outstanding shares of Common Stock, the Conversion Ratio in effect immediately prior to such combination shall be proportionately decreased and shall continue to be proportionately decreased through any subsequent combination or combinations.

Section 5.08 In no event may the Corporation combine or divide the number of shares of Series D Stock outstanding, nor change the authorized number of shares of Series D Stock, except as otherwise approved by the affirmative vote or written consent of the Holders of at least a sixty-seven percent (67%) of the Series D Stock issued and outstanding at the time of any such vote or written consent.

Section 5.09 As used herein, the term “Face Value” shall mean Forty United States Dollars (US$40.00) per share of Series D Stock. Notwithstanding the foregoing, if any agreement under which Series D Stock is subscribed specifies a different Face Value, the Face Value so specified shall supersede and replace the Face Value specified herein.

ARTICLE VI. Voting Rights of Series D Stockholders.

Section 6.01 Holders are entitled to vote on matters relating to modifications, adjustments, waivers or other changes or matters relating only to Series D Stock. Each Holder shall have one (1) vote per each share on matters relating only to Series D Stock.

Section 6.02 Definitions. For the purposes of this Article VI, the following terms shall have the meaning set forth herein.

(a)	An “Original Holder” shall mean any person that obtains any Series D Stock in any manner, directly from the Corporation, whether by purchase, gift, grant, the order of any court, state or federal agency, any arbitrator or in any other manner in any transaction.

(b)	A “Subsequent Holder” shall mean any Holder that obtains any Series D Stock from any Original Holder in any transaction or series of transactions whereby the Subsequent holder is not in privity of contract with the Corporation as regards the transfer of any Series D Stock from an Original Holder.

(c)	A “Shareholder Meeting” shall mean any annual, regular or special meeting of the shareholders, or any written consent held in lieu of any annual, regular or special meeting of the shareholders where any matters are presented to the Common stockholders of the Corporation for their vote, action or consideration.

(d)	“IBCA” is the Illinois Business Corporation Act of 1983.

(e)	An “Affirmative Vote” shall mean any vote of the shareholders at any Shareholder Meeting, that meets any and all requirements of the IBCA, the Articles of Incorporation and/or the By-Laws of the Corporation as they may relate to Shareholder Meetings, notices of Shareholder Meetings, voter thresholds required at any Shareholder Meetings and waiver of any notices of Shareholder Meetings.

Section 6.03 Voting Rights of Original Holders and Subsequent Holders related to matters presented to the Common stockholders.

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(a)	No Original Holder shall be entitled to any vote at any Shareholder Meeting.

(b)	Each Subsequent Holder shall be entitled to vote at any Shareholder Meeting and each such Subsequent Holder shall have one thousand (1,000) votes for each Series D share outstanding in their name on the books of the Corporation.

Section 6.04 Notwithstanding the above, no Subsequent Holder shall be entitled to vote at any Shareholder Meeting unless and until;

(a)	the Corporation has either, fully complied with all of the requirements of Rule 14C (17 CFR § 240.14c-1 through 17 CFR § 240.14c-101, inclusive) as promulgated by the Securities and Exchange Commission (“SEC”) regarding notification of an Affirmative Vote by the written consent, specifically authorizing the Board of Directors to designate classes or series of preferred stock with voting and/or super majority voting rights; or

(b)	the Corporation has fully complied with all of the requirements of Regulation 14A (17 CFR § 240.14a-1 through 17 CFR § 240.14b-2, inclusive) as promulgated by the SEC regarding the solicitation of proxies from shareholders and the Corporation has obtained the Affirmative Vote, specifically authorizing the Board of Directors to designate classes or series of preferred stock with voting and/or super majority voting rights; and

(c)	the Corporation has filed an amendment to its Articles of Incorporation, authorizing the Board of Directors to designate classes or series of preferred stock with voting and/or super majority voting rights, subsequent to an Affirmative Vote and after the Corporation has fully complied with all of the requirements of either subsection (a) or (b) of this Section 6.04.

ARTICLE VII. Certain Covenants.

Section 7.01 Any Holder of Series D Stock may proceed to protect and enforce its rights and the rights of such Holders by any available remedy by proceeding at law or in equity, whether for the specific enforcement of any provision in this Certificate of Designation or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

ARTICLE VIII. Dividends.

Section 8.01 The Series D Stock shall not be entitled to dividends.

ARTICLE IX. Notice to the Corporation.

Section 9.01 All notices and other communications required or permitted to be given to the Corporation hereunder shall be made by first-class mail, postage prepaid, to the Corporation at its principal executive offices as may be fixed from time to time by the Board of Directors. Any notice to a Holder shall me made to their address as set forth on the books and records of the Corporation.

PAWS PET COMPANY, INC.

	By:	/s/ Daniel Wiesel
Daniel Wiesel, Chairman & CEO

Dated: December 27, 2013